Exhibit 10.1

FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (the “Amendment”) is made this 15th day of April, 2021 by CLS HOLDINGS USA, INC., a Nevada corporation (“Maker”) in favor of NAVY CAPITAL GREEN FUND, LP (“Purchaser”).

WHEREAS, on October 22, 2018, Maker and Purchaser executed a Subscription Agreement (the “Subscription Agreement”) whereby Purchaser agreed to purchase a Convertible Debenture (the “Debenture”) in the principal amount of $1,000,000 from Maker;

WHEREAS, the Subscription Agreement and Debenture provided that upon conversion of the Debenture the Purchaser would receive Units, where each Unit comprised one share of Common Stock and a warrant to purchase one-half of a share of Common Stock;

WHEREAS, the form of warrant was attached to the Subscription Agreement;

WHEREAS, on October 31, 2018, Maker executed the Debenture in favor of the Purchaser;

WHEREAS, on July 26, 2019 Maker and Purchaser executed a First Amendment to Debenture and Form of Warrant;

WHEREAS, the Maker and the Purchaser wish to further amend the Debenture and form of warrant, and to amend the Subscription Agreement, as provided for in this Amendment.

NOW THEREFOR, it is hereby agreed as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

2.

Reduction in Conversion Price; Extension of Maturity Date.  The conversion price of the Debentures shall be reduced from $0.80 per Share to $0.30 per Share. The exercise price of the warrant received upon conversion of the Debentures shall remain 137.5% of the Conversion Price. The “Maturity Date” of the Debenture, as defined in the Amended and Restated Debenture attached as Exhibit A to this Amendment (the “Amended and Restated Debenture”), shall be four (4) years from the execution date of the Debenture, as set forth in the Amended and Restated Debenture.

3.

Replacement of Exhibits C and D (Form of Debenture and Form of Warrant). Exhibit C to the Subscription Agreement, the form of Debenture, shall be replaced with Exhibit A attached hereto, which is the Amended and Restated Debenture. Exhibit D to the Subscription Agreement, which is the form of warrant, shall be replaced with Exhibit B hereto.

4.	Registration of Shares.

a.

Within sixty (60) days after the date hereof, Maker shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (or S-3, if Maker is eligible) registering for resale all of the shares of common stock of Maker issued or issuable to Purchaser upon (i) conversion of the Debenture and (ii) exercise of the warrants issued or issuable upon conversion of the Debenture (all of such shares of common stock, collectively, the “Registrable Securities”).

b.

Maker shall (i) use its best efforts to cause such registration statement to be declared effective as soon as possible, (ii) use it best efforts to keep such registration effective from the date on which such registration statement became effective until the date on which Purchaser has completed the sales or distribution described in such registration statement relating to the Registrable Securities registered for resale thereunder, (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the United States Securities Act of 1933, as amended, with respect to the disposition of all of the Registrable Securities, (iv) permit counsel to Purchaser to review such registration statement and all amendments and supplements thereto within a reasonable period of time prior to each filing and shall not request acceleration of such registration statement without prior notice to such counsel, and (v) if required by the principal securities exchange and/or market on which Maker’s common shares are then listed, qualify the Registrable Securities for listing on such principal securities exchange and/or market.

c.

All expenses incurred or to be incurred by Maker in connection with Purchaser’s registration rights under this Amendment shall be borne solely by Maker, provided that all underwriting discounts, selling commissions and transfer taxes applicable to the sale of any Registrable Securities and all fees and disbursements of counsel to Purchaser shall be borne solely by Purchaser.

5.

Board Observer. Purchaser shall have the right to appoint an observer to Maker’s board of directors (such person appointed by Purchaser from time to time in accordance with this Section 5 being the “Observer”). The Observer shall initially be Chetan Gulati. If Purchaser ever wishes to appoint any replacement Observer, it shall submit the names of two qualified proposed individuals to Maker and Maker shall, within five (5) business after receiving such names, either choose one of those two individuals to be the replacement Observer or, if Maker determines, in its reasonable judgment, that either of the proposed Observer nominees has a conflict with the Company, notify Purchaser of its objection and request Purchaser to propose a replacement Observer nominee. Such right to appoint the Observer shall continue until Purchaser together with its affiliates own less than 16,259,285 shares of Maker’s common stock, as such number may be equitably adjusted to take into consideration any stock split, stock dividend, recapitalization or similar event (and for purposes of calculating such number of shares owned by Purchaser and its affiliates, Purchaser shall be deemed to own (A) all shares of Maker’s common stock that it would own upon conversion of the Debenture excluding shares that would be received upon exercise of the warrants issued or issuable upon conversion of the Debenture and (B) all shares of Maker’s common stock that its affiliate, Navy Capital Green Co-Invest, LLC, would own upon conversion of that Debenture of even date herewith in the principal amount of $4,504,457 executed by Maker in favor of Navy Capital Green Co-Invest, LLC excluding shares that would be received upon exercise of the warrants issued or issuable upon conversion of such debenture). For the avoidance of doubt (i) the Observer shall not be acting as a director and has no right to vote on matters brought before the board of directors, has no fiduciary duties to the shareholders of Maker, and shall not be counted for purposes of establishing the presence of a quorum for a board of directors meeting; (ii) the Observer shall be entitled to receive copies of notices, minutes, consents and other materials provided to members of the board of directors; (iii) the Observer may be excluded from discussions of certain matters or from receipt of materials if (a) the discussions or materials involve Purchaser or one of its affiliates, (b) the discussions or materials involve a company in which Purchaser or one of its affiliates maintains an investment or with respect to which Purchaser or the Observer has a conflict of interest, or (c) the board of directors reasonably determines that the Observer’s attendance for such discussions or receipt of such materials would adversely affect the Maker’s attorney client privilege; (iv) the Observer shall sign Maker’s standard form of non-disclosure agreement and insider trading policy; (v) that the Observer acknowledges that his name may appear in Maker’s publicly filed disclosure documents if required by law; and (vi) the Observer shall be required to complete applications, and provide personal information (possibly including fingerprints and photographs), if required by applicable licensing authorities related to Maker’s businesses. Maker shall reimburse Purchaser for all reasonable out-of-pocket expenses actually incurred by the Observer in connection with the Observer’s attendance at meetings of the board of directors, in the same manner as other members of the board are reimbursed.

6.

Correction to name of Purchaser. There was a typographical error with respect to the name of the Purchaser in the Subscription Agreement and all references to Navy Capital Green International, Ltd. are hereby replaced by references to Navy Capital Green Fund, LP.

7.

Ratification.  Except as set forth herein, the terms of the Subscription Agreement, as amended by this Amendment (which together shall be referred to as the “Amended Subscription Agreement”), shall remain in full force and effect after the date hereof, the term “Unit” shall refer to the Units received upon conversion of the Amended and Restated Debentures at the revised conversion price set forth herein, and shall consist of one Share of Maker’s Common Stock and one-half of one Warrant, with each warrant exercisable for the period provided in such warrant to purchase one Share of Common Stock for 137.5% of the Conversion Price (presently $.4125 per share).

IN WITNESS WHEREOF, Maker has caused this Amendment to be signed in its name by its duly authorized officer on April 15, 2021.

CLS HOLDINGS USA, INC.

By:          /s/ Jeffrey Binder

Name:         Jeffrey Binder

Title:         Chairman and CEO

ACCEPTED AND AGREED:

NAVY CAPITAL GREEN FUND, LP

/s/ Kevin McLaughlin

(Signature of Purchaser)

CFO, Navy Capital Green Management, LLC its Investment Adviser

(Title, if Applicable)

EXHIBIT A

AMENDED AND RESTATED DEBENTURE

A-1

EXHIBIT B

WARRANT

B-1